Explanatory Note

Fundrise Growth eREIT VII, LLC (the “Company”) has prepared this Form 1-K/A solely for the purpose of filing the exhibits list and signatures set forth below, which were inadvertently omitted due to a clerical error.

Item 8.	Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description
2.1**	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A/A filed on February 26, 2020)
2.2**	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Offering Circular filed on October 10, 2020)
4.1**	Form of Subscription Agreement (incorporated by reference to Appendix B of the Company’s Offering Circular filed on October 10, 2020)
6.1**	Form of License Agreement between Fundrise Growth eREIT VII, LLC and Fundrise LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A/A filed on February 26, 2020)
6.2**	Form of Fee Waiver Support Agreement between Fundrise Growth eREIT VI, LLC and Fundrise Advisors, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Offering Circular filed on October 10, 2020)
6.3**	Form of Shared Services Agreement between Fundrise Advisors, LLC and Rise Companies Corp. (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s Form 1-A/A filed on February 26, 2019)
11.1**	Consent of RSM US LLP (incorporated by reference to the copy thereof submitted as Exhibit 11.1 to the Company’s Form 1-K filed on April 19, 2021)

*	Filed herewith
**	Filed previously

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Special Financial Report to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC on April 19, 2021.

Fundrise Growth eREIT VII, LLC
By:	Fundrise Advisors, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Benjamin S. Miller
		Name:	Benjamin S. Miller
		Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this Special Financial Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	April 19, 2021
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Executive Officer)

/s/ Benjamin S. Miller	Interim Chief Financial Officer and Treasurer of	April 19, 2021
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)